Exhibit 16

                             ARTHUR
                            ANDERSEN

                    ARTHUR ANDERSEN & CO, SC


November 9, 1995                      Arthur Andersen LLP

Office of the Chief Accountant        PO Box 13406
Securities and Exchange Commission    1500 Commerce Tower
SECPs Letter File                     Kansas City, MO 64199-3406
Mail Stop 9-5                         816 221 4200
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir:

This is to confirm that we have read Item 5 of Form 10Q for the quarter ended September 30, 1995 of Anuhco, Inc. and we are in full agreement of the statements therein.

Very truly yours,

ARTHUR ANDERSEN LLP

by
 Rodney L. Nussbaum

LAJ

Copy to:
Mr. Timothy P. O'Neil, Anuhco

Sent by fax:
(202) 942-9656
and by regular mail

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